Ross Miller
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

 (PURSUANT TO NRS 78.380)

USE BLACK INK ONLY-DO NOT HIGHLIGHT		ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Corporations
(Pursuant to NRS 78.385 and 78.390 After Issuance of Stock)

1.	Name of corporation:
HEAVY METAL, INC.

2.	The articles have been amended as follows (provide article numbers, if available):
FIRST ARTICLE: The name of the company is Options Media Holdings, Inc.

3.	The undersigned declare that they constitute at least two-thirds of the incorporators, 60%, or of the board of directors (check one box only)

4.	Effective date of filing (optional):

5.	The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.	Signatures (if more than two signatures, attach an 8 ½” x 11” plain sheet with the additional signatures.)

	X /s/David Harapiak	X
	Signature	Signature

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.		Nevada Secretary of State Form 78 Articles 2007 Revised on: 01/01/07